UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2010

CAMELOT ENTERTAINMENT GROUP INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-3078	52-2195605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

8001 Irvine Center Drive Suite 400 Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(949) 754 3030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT(S)

On July 23, 2010, the Company’s Board of Directors ratified a securities purchase agreement (the "Securities Purchase Agreement") between the Company and AJW Partners, LLC, AJW Partners II, LLC, AJW Master Fund, Ltd., AJW Master Fund II, Ltd. and New Millennium Capital Partners III (collectively, the “Lender”) on July 21, 2010.  Under the terms of the Securities Purchase Agreement, the Lender will purchase up to an aggregate of $500,000 in callable convertible secured notes (the "Notes") in tranches.  The Company received the initial proceeds from the Securities Purchase Agreement on July 23, 2010 in the amount of $34,800.

The Notes carry an interest rate of 10% and a maturity date of July 20, 2013.  The Notes are convertible into shares of our common stock (the “Common Stock”) at the Variable Conversion Price (as defined below).  The Variable Conversion Price is equal to 45% of the lowest three (3) trading prices for our shares of common stock during the twenty (20) trading day period prior to conversion.

At our option, we may prepay the Notes, provided no event of default exists, there are a sufficient number of shares of Common Stock available for conversion of the Notes and the Common Stock is trading below the Initial Market Price initially calculated at $.30.  In addition, in the event that the average daily price of the Common Stock, as reported by the reporting service, for each day of the month ending on a determination date is below the Initial Market Price as adjusted, we may prepay a portion of the outstanding principal amount of the Notes equal to 104% of the principal amount divided by thirty-six (36) plus one month’s interest.  Exercise of this option will stay all conversions for the following month. The full principal amount of the Notes is due upon default under the terms of Notes.  In addition, the Company has granted the Lender a security interest in substantially all of its assets and intellectual property, excluding Camelot Studio Group and Camelot Film Group, as well as demand registration rights.

The Lender has contractually agreed to restrict its ability to convert the Notes and receive shares of Common Stock such that the number of shares of Common Stock held by the Lender and affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of Common Stock.

Under the Registration Rights Agreement, upon request of the Lender, we are committed to registering the shares of Common Stock underlying the Notes in the event no exemption for sale of the common Stock is available to the Lender, including Rule 144.  In the event no other exemption is available, we have agreed to use our best efforts to file the registration statement within thirty (30) days from the date of request by the Lender, otherwise we may be subject to penalty provisions.  There are penalty provisions if the Company does not use its best efforts and respond to comments from the Securities and Exchange Commission (the “SEC”) regarding such registration statement in a timely manner, or after the registration statement has been declared effective by the SEC, sales of all of the registered securities cannot be made pursuant to the registration statement due to the fault of the Company.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The initial proceeds from the sale of Note described in Item 1.01 have been received. The Notes are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of us.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The Note referenced in Item 1.01 was offered and sold to the Lender in a private placement transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933 and/or Rule 506 of Regulation D promulgated thereto. Each of the Investors is an accredited investor as defined in Rule 501 of Regulation D under the Securities Act of 1933.

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS

(a) Financial Statements of Business Acquired.

None

(b) Pro Forma Financial Information.

None

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(c) Exhibits.

Exhibit Number	Description

4.1	Securities Purchase Agreement dated July 21, 2010 by and among the Company and the Investor

4.2	Form of Callable Convertible Secured Note by and among the Company and the Investor

4.3	Registration Rights Agreement by and among the Company and the Investor

4.4	Security Agreement by and among the Company and the Investor

4.5	Intellectual Property Security Agreement by and among the Company and the Investor

4.6	Subsidiary Guarantee Agreement by and among the Company and the Investor

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMELOT ENTERTAINMENT GROUP, INC.

Dated: July 26, 2010	By:	/s/ Robert P. Atwell
Robert P. Atwell
Chairman

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